UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2018

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 9.01.	Financial Statements and Exhibits

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-221324) filed by Wells Fargo & Company with the Securities and Exchange Commission.

On June 29, 2018, Wells Fargo & Company issued the following securities: (i) Medium-Term Notes, Series S, Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Advance Auto Parts, Inc., the Common Stock of AbbVie Inc., the Common Stock of CarMax, Inc. and the Common Stock of Applied Materials, Inc. due July 1, 2021; (ii) Medium-Term Notes, Series S, Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 23, 2023; and (iii) Medium-Term Notes, Series T, Notes due June 29, 2022 (collectively, the “Notes”).

The purpose of this Current Report is to file with the Securities and Exchange Commission the form of Note related to each issuance and the opinion of Faegre Baker Daniels LLP regarding the Notes.

(d)	Exhibits

Exhibit No.	Description	Location

4.1	Form of Medium-Term Notes, Series S, Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Advance Auto Parts, Inc., the Common Stock of AbbVie Inc., the Common Stock of CarMax, Inc. and the Common Stock of Applied Materials, Inc. due July 1, 2021.	Filed herewith

4.2	Form of Medium-Term Notes, Series S, Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 23, 2023.	Filed herewith

4.3	Form of Medium-Term Notes, Series T, Notes due June 29, 2022.	Filed herewith

5.1	Opinion of Faegre Baker Daniels LLP regarding the Notes.	Filed herewith

23.1	Consent of Faegre Baker Daniels LLP.	Included as part of Exhibit 5.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO & COMPANY

DATED: June 29, 2018	/s/ Le Roy Davis
Le Roy Davis
Senior Vice President and Assistant Treasurer